ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                              FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership



                                    CONTENTS


                                                                          Page

INDEPENDENT AUDITORS' REPORT ON THE
  FINANCIAL STATEMENTS                                                      1


FINANCIAL STATEMENTS
  Balance Sheets                                                            2
  Statements of Operations                                                3 - 5
  Statements of Changes in Partners' Capital                                6
  Statements of Cash Flows                                                7 - 8
  Notes to Financial Statements                                           9 - 13


INDEPENDENT AUDITORS' REPORT ON THE
  SUPPORTING DATA REQUIRED BY USDA/RD                                       14


SUPPORTING DATA REQUIRED BY USDA/RD                                      15 - 24


INDEPENDENT AUDITORS' REPORT ON COMPLIANCE AND ON
  INTERNAL CONTROL OVER FINANCIAL REPORTING BASED ON
  AN AUDIT OF FINANCIAL STATEMENTS PERFORMED IN
  ACCORDANCE WITH GOVERNMENT AUDITING STANDARDS                          25 - 26

                          INDEPENDENT AUDITORS' REPORT



To the Partners
Ashland Investment Group
An Oregon Limited Partnership

     We have audited the accompanying balance sheets of Ashland Investment Group, an Oregon Limited Partnership, as of December 31, 2002 and 2001, and the related statements of operations, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America and Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ashland Investment Group as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

     In accordance with Government Auditing Standards, we have also issued a report dated January 13, 2003, on our consideration of Ashland Investment Group's internal control over financial reporting and our tests of its compliance with certain provisions of laws, regulations, contracts and grants. That report is an integral part of an audit performed in accordance with Government Auditing Standards and should be read in conjunction with this report in considering the results of our audit.

                                         Tate, Propp, Beggs & Sugimoto
                                         An Accountancy Corporation


January 13, 2003
Sacramento, California

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                                 BALANCE SHEETS
                           December 31, 2002 and 2001


                                     ASSETS

                                                                                                2002                 2001
                                                                                           ----------------    -----------------
Current Project Assets:
   Cash                                                                                     $       20,571      $       19,966
   Restricted cash:
     Tenant security deposits                                                                        9,250               9,500
     Taxes and insurance                                                                             4,059               7,537
     USDA/RD reserve                                                                               173,206             165,087
   Accounts receivable                                                                               4,966               2,697
   Prepaid expenses                                                                                  5,189               3,025
                                                                                           ----------------    -----------------

       Total current project assets                                                                217,241             207,812

Property and equipment                                                                           1,338,320           1,372,029
                                                                                           ----------------    -----------------

         Total Assets                                                                         $  1,555,561        $  1,579,841
                                                                                           ================    =================


                        LIABILITIES AND PARTNERS' CAPITAL

Current Project Liabilities:
   Accounts payable                                                                         $        3,705     $           433
   Tenant security deposits                                                                          9,250               9,500
   Note payable, current portion                                                                     4,472               4,088
   Note payable - other, current portion                                                               326               1,395
                                                                                           ---------------     -----------------

       Total current project liabilities                                                            17,753              15,416
                                                                                           ---------------     -----------------

Long-Term Project Liabilities:
   Note payable, less current portion                                                            1,365,201           1,369,673
   Note payable - other, less current portion                                                            -                 326
                                                                                           ---------------     -----------------

       Total long-term project liabilities                                                       1,365,201           1,369,999
                                                                                           ---------------     -----------------

         Total liabilities                                                                       1,382,954           1,385,415

Partners' capital                                                                                  172,607             194,426
                                                                                           ---------------     -----------------

         Total Liabilities and Partners' Capital                                              $  1,555,561        $  1,579,841
                                                                                           ===============     =================

                   The accompanying notes are an integral part
                          of these financial statements

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                            STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 2002 and 2001


                                                                                                2002                  2001
                                                                                           ----------------    -----------------
Project Operating Income:
   Gross rent                                                                                $     114,631       $     111,125
   Rental assistance                                                                                51,668              51,864
   Less vacancies                                                                                   (4,081)             (3,544)
                                                                                           ----------------    -----------------
   Net rent                                                                                        162,218             159,445
   Other project income:
     Laundry income                                                                                  2,810               2,785
     Late charges                                                                                      652                 190
     Other tenant income                                                                             1,913               1,879
   Interest income                                                                                   4,479               5,734
                                                                                           ----------------    -----------------
       Total project operating income                                                              172,072             170,033
                                                                                           ----------------    -----------------

Project Operating Expenses:
   Maintenance and operating:
     Caretaker                                                                                      11,291               8,870
     Supplies                                                                                        1,715               2,398
     Painting and decorating                                                                           143               1,027
     General maintenance and repairs                                                                 7,749               4,172
     Snow removal                                                                                        -                   -
     Elevator maintenance                                                                                -                   -
     Grounds maintenance                                                                               404               1,713
     Services                                                                                          886                 919
     Furniture and furnishings replacement                                                           6,873               3,680
     Other operating expenses                                                                            -                   -
                                                                                           ----------------    -----------------

       Total maintenance and operating                                                              29,061              22,779
                                                                                           ----------------    -----------------

   Utilities:
     Electricity                                                                                     5,466               3,899
     Water                                                                                           5,404               5,119
     Sewer                                                                                           6,243               5,228
     Heating fuel/other                                                                                  -                   -
     Garbage and trash removal                                                                       5,864               5,808
                                                                                           ----------------    -----------------

       Total utilities                                                                              22,977              20,054
                                                                                           ----------------    -----------------

                   The accompanying notes are an integral part
                          of these financial statements

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                      STATEMENTS OF OPERATIONS (CONTINUED)
                 For the Years Ended December 31, 2002 and 2001


                                                                                                2002                 2001
                                                                                           ----------------    -----------------
Project Operating Expenses (Continued):
   Administrative:
     Manager                                                                                 $       10,929    $         9,827
     Management fees                                                                                 18,306             18,266
     Accounting/auditing                                                                              4,240              4,120
     Bookkeeping                                                                                          -                  -
     Legal                                                                                            1,554                396
     Advertising                                                                                        850                297
     Telephone                                                                                        1,862              1,278
     Office supplies                                                                                  2,243              2,286
     Office furniture and equipment                                                                     127                  -
     Training expense                                                                                   750                  -
     Health insurance                                                                                 7,589              3,796
     Payroll taxes                                                                                    2,470              1,836
     Worker's compensation insurance                                                                  1,609              1,386
     Other administrative expenses                                                                      779                711
                                                                                           ----------------    -----------------

       Total administrative                                                                          53,308             44,199
                                                                                           ----------------    -----------------

   Taxes and insurance:
     Real estate taxes                                                                                8,615              9,326
     Special assessments                                                                                  -                  -
     Other taxes, fees and permits                                                                    2,157              1,080
     Property insurance                                                                               4,271              5,046
     Other insurance                                                                                  3,429                625
                                                                                           ----------------    -----------------

       Total taxes and insurance                                                                     18,472             16,077
                                                                                           ----------------    -----------------

       Total project operating expenses                                                             123,818            103,109
                                                                                           ----------------    -----------------

                   The accompanying notes are an integral part
                          of these financial statements

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                      STATEMENTS OF OPERATIONS (CONTINUED)
                 For the Years Ended December 31, 2002 and 2001


                                                                                               2002                  2001
                                                                                         -----------------    ------------------
Other Project Income (Expenses):
   Interest subsidy - PASS Credit                                                         $       91,892      $        91,892
   Depreciation and amortization                                                                 (33,709)             (33,709)
   Interest expense:
     USDA/RD 1% interest                                                                         (31,581)             (31,931)
     Interest subsidy                                                                            (91,892)             (91,892)
     Other interest                                                                                  (95)                (192)
   Authorized capital improvements from USDA/RD reserve                                           (1,239)              (8,294)
                                                                                         -----------------    ------------------

       Total other project income (expenses)                                                     (66,624)             (74,126)
                                                                                         -----------------    ------------------

         Net loss                                                                          $     (18,370)     $        (7,202)
                                                                                         =================    ==================

                   The accompanying notes are an integral part
                          of these financial statements

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                       STATEMENTS OF CHANGES IN PARTNERS'
             CAPITAL For the Years Ended December 31, 2002 and 2001


                                                            General                 Limited
                                                            Partner                 Partner
                                                       ------------------    ---------------------
                                                                                  WNC Housing
                                                                                  Tax Credit
                                                                                    Fund II
                                                           Ronald D.                Limited
                                                          Bettencourt             Partnership                Total
                                                       ------------------    ---------------------    -------------------

Balance, December 31, 2000                             $         25,692      $           179,385       $       205,077

Return on investment                                             (2,299)                  (1,150)               (3,449)

Net loss                                                            (72)                  (7,130)               (7,202)
                                                       ------------------    ---------------------    -------------------

Balance, December 31, 2001                                       23,321                  171,105               194,426

Return on investment                                             (2,299)                  (1,150)               (3,449)

Net loss                                                           (184)                 (18,186)              (18,370)
                                                       ------------------    ---------------------    -------------------

Balance, December 31, 2002                             $         20,838      $           151,769       $       172,607
                                                       ==================    =====================    ===================

                   The accompanying notes are an integral part
                          of these financial statements

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2002 and 2001
                                Increase in Cash


                                                                                                2002                 2001
                                                                                           ----------------    -----------------
Cash Flows From Operating Activities:
   Cash received from tenants for rent                                                       $     159,949       $     159,769
   Cash paid to tenants for security deposits                                                         (250)                  -
   Miscellaneous cash received                                                                       9,854              10,588
   Cash paid to suppliers and employees and
     for other restricted cash                                                                    (120,221)            (76,851)
   Interest paid                                                                                   (31,676)            (32,123)
                                                                                           ----------------    -----------------

     Net cash provided by operating activities                                                      17,656              61,383
                                                                                           ----------------    -----------------

Cash Flows From Investing Activities:
   Deposits to the USDA/RD reserve                                                                  (9,358)            (51,346)
   Withdrawals from the USDA/RD reserve                                                              1,239              10,707
                                                                                           ----------------    -----------------

     Net cash used by investing activities                                                          (8,119)            (40,639)
                                                                                           ----------------    -----------------

Cash Flows From Financing Activities:
   Principal payments on note payable                                                               (4,088)             (3,737)
   Principal payments on note payable - other                                                       (1,395)             (1,396)
   Return on investment                                                                             (3,449)             (3,449)
                                                                                           ----------------    -----------------

     Net cash used by financing activities                                                          (8,932)             (8,582)
                                                                                           ----------------    -----------------

Increase in cash                                                                                       605              12,162

Cash, beginning of year                                                                             19,966               7,804
                                                                                           ----------------    -----------------

Cash, end of year                                                                           $       20,571      $       19,966
                                                                                           ================    =================

                   The accompanying notes are an integral part
                          of these financial statements

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                       STATEMENTS OF CASH FLOWS(CONTINUED)
                 For the Years Ended December 31, 2002 and 2001
                                Increase in Cash


Reconciliation of Net Loss to Net
  Cash Provided by Operating Activities:                                                        2002                2001
----------------------------------------
                                                                                           ----------------    -----------------

Net loss                                                                                    $      (18,370)     $       (7,202)
Adjustments to reconcile net loss to net
   cash provided by operating activities:
   Depreciation and amortization                                                                    33,709              33,709
   (Increase) decrease in accounts receivable                                                       (2,269)                324
   Increase in prepaid expenses                                                                     (2,164)               (379)
   Decrease in other restricted cash                                                                 3,728              34,498
   Increase in accounts payable                                                                      3,272                 433
   Decrease in tenant security deposits                                                               (250)                  -
                                                                                           ----------------    -----------------

Net cash provided by operating activities                                                  $        17,656     $        61,383
                                                                                           ================    =================

                   The accompanying notes are an integral part
                          of these financial statements

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001



      NOTE     1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Ashland Investment Group, an Oregon Limited Partnership, was formed in June 1988 for the purpose of constructing and operating a 40-unit rural rental housing project located in Jackson County, Oregon, known as Ashley Garden Apartments. Project construction began in March 1990 and was completed in November 1990. Rental operations commenced in November 1990.

                  The major activities of the Project are governed by the partnership agreement and the United States Department of Agriculture/Rural Development (USDA/RD) pursuant to Sections 515 and 521 of the Housing Act of 1949, as amended, which provide for interest and rental subsidies, respectively. USDA/RD has contracted with the Partnership to make rental assistance payments to the Partnership on behalf of qualified tenants. The contract terminates upon total disbursement of the assistance obligation.

                  The following is a summary of significant accounting policies:

                  (a) The financial statements are prepared on the accrual basis of accounting.

                  (b) The Partnership is not an income tax paying entity. The net income or loss of the Partnership passes through to and is reportable by the partners individually. Therefore, no provision for income taxes is reflected in these financial statements.

                  (c) Property and equipment is stated at cost. Assets are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives range from 5 to 50 years.

                  (d)      Loan  acquisition   costs  and  construction   period
                           interest are amortized over 50 years using the straight-line method.

                  (e)      The  Partnership   maintains  its  cash  balances  in
                           institutions where they are insured, up to $100,000, by the Federal Deposit Insurance Corporation (FDIC).

                  (f) The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001



NOTE 2:        TENANT SECURITY DEPOSITS

               Tenant security deposits are maintained in a separate account at a bank insured by the FDIC.

NOTE 3:        TAXES AND INSURANCE RESERVE

               A separate bank account has been established to accumulate cash transfers for the payment of property taxes and insurance. During 2002 and 2001, $8,000 and $36,000, respectively, of unrestricted cash was transferred from this interest-bearing account to the operating account.

NOTE 4:        USDA/RD RESERVE

               The loan agreement with USDA/RD requires cash transfers to a replacement reserve account in the amount of approximately 1% of the original loan amount each year until $139,389 has been accumulated. Withdrawals from the reserve account may be made only with the approval and countersignature of the USDA/RD.

               Changes in the reserve for the years ended December 31, 2002 and 2001, are as follows:

               Balance, December 31, 2000                        $      124,448

               Deposit                                                   48,943
               Interest earned                                            2,403
               Withdrawals                                               (8,294)
               Interest withdrawn                                        (2,403)
               Bank charges                                                 (10)
                                                                ----------------

               Balance, December 31, 2001                               165,087

               Deposits                                                   8,000
               Interest earned                                            1,358
               Withdrawals                                               (1,239)
                                                                ----------------

               Balance, December 31, 2002                        $      173,206
                                                                ================

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


NOTE 5:        PROPERTY AND EQUIPMENT

               Property  and  equipment  at  December  31,  2002 and  2001,  was comprised of the following:

                                                                                                2002                 2001
                                                                                         -----------------    -----------------

               Land                                                                      $        90,000      $        90,000
               Building                                                                        1,650,450            1,650,450
               Furniture and equipment                                                            83,742               83,742
                                                                                         -----------------    -----------------

                                                                                               1,824,192            1,824,192
               Less accumulated depreciation and amortization                                    485,872              452,163
                                                                                         -----------------    -----------------

                   Total property and equipment                                            $   1,338,320        $   1,372,029
                                                                                         =================    =================

NOTE 6:        NOTE PAYABLE

               The Partnership has a note payable to USDA/RD in monthly installments of $10,630 including interest at 9.0% per annum, due November 2040. The note is secured by a deed of trust on the apartment project.

               The Partnership has entered into an interest subsidy agreement with USDA/RD. USDA/RD provides a monthly interest subsidy in the amount of $7,658 which reduces the effective interest rate to approximately 1.0% over the term of the loan. The subsidy is credited to subsidy income, and interest at 9.0% is included in interest expense. The USDA/RD regulatory agreement provides for USDA/RD to establish and control the allowable rents.

               Principal payments for the succeeding five years and thereafter are as follows:

                  Year Ending December 31:
                            2003                                $         4,472
                            2004                                          4,891
                            2005                                          5,350
                            2006                                          5,852
                            2007                                          6,400
                         Thereafter                                   1,342,708
                                                               ----------------

                            Total                                 $   1,369,673
                                                               ================

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001



NOTE 7:        NOTE PAYABLE - OTHER

               The Partnership has a note payable to the City of Ashland in semi-annual installments of $1,158 including interest at 7.5% per annum, due November 2003. The principal payment for the succeeding year is as follows:

                  Year Ending December 31:
                  ------------------------
                            2003                               $
                                                                            326
                                                               ----------------
                            Total                              $
                                                                            326
                                                               ================

NOTE 8:        RELATED PARTY TRANSACTIONS

               Fees Paid to Related Entities
               -----------------------------

               The general partner of the Project is a partner in The CBM Management Group. The general partner of the Project is also a shareholder in the following related entities:

                    o The CBM Group, Inc. and its divisions: CBM Diversified, Consolidated Building Maintenance, and CBM Landscape. During 2002 and 2001, The CBM Group, Inc. was paid $18,306 and $17,833, respectively, in management fees. Included in accounts payable at December 31, 2001 was $433 payable to
                    The CBM Group, Inc. for 2001 management fees. CBM Diversified was paid $308 and $435 during 2002 and 2001, respectively, for credit checking fees. At December 31,
                    2002, $17 was included in accounts payable to CBM Diversified for 2002 credit checking fees.
                    o Capital Resources, Inc. and its division, Atlantic Vending Services. During 2002 and 2001, Atlantic Vending Services was paid $2,810 and $2,785, respectively, for laundry facility maintenance.
                    o Rural Housing Reinsurance, the surety company which provides the insurance coverage for the Project. The general partner owns a less than 5% interest in the surety company, which was paid $6,435 and $5,425 during 2002 and 2001, respectively, for insurance premiums.

               The Project also pays The CBM Group, Inc. a ten-cent per copy fee for bulk copies of forms.

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001



NOTE 9:        PARTNERSHIP PROFITS, LOSSES AND DISTRIBUTIONS

               Profits and losses, as adjusted for certain provisions of the Partnership agreement, are allocated 1% to the general partner and 99% to the limited partner. Under USDA/RD regulations, distributions to partners may be made from Project operations only to the extent funds exceed the required contributions to the cash reserve account. Annual distributions are limited to 8% of the Partnership's initial capital investment. If the return on investment is not paid in a given year, any unpaid portion may be carried forward for one year and paid if earned.

NOTE 10:       TAXABLE LOSS

               A reconciliation of the financial statement net loss to the taxable loss of the Partnership at December 31, 2002 and 2001, is as follows:

                                                                                                2002                 2001
                                                                                         -----------------    -----------------

               Financial statement net loss                                               $      (18,370)     $        (7,202)

               Adjustments:
                  Excess of tax depreciation and amortization over
               financial statement depreciation and amortization                                 (26,721)             (26,704)
                  Miscellaneous                                                                        -                 (127)
                                                                                         -----------------    -----------------

                      Taxable loss                                                        $      (45,091)      $      (34,033)
                                                                                         =================    =================

NOTE 11:       CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

               The Project's operations are concentrated in the multifamily real estate market. In addition, the Project operates in a heavily regulated environment. The operations of the Project are subject to the administrative directives, rules and regulations of federal, state and local regulatory agencies, including, but not limited to, USDA/RD. Such administrative directives, rules and regulations are subject to change by an act of congress or an administrative change mandated by USDA/RD. Such changes may occur with little notice or inadequate funding to pay for the related cost, including the additional administrative burden, to comply with a change.

                       SUPPORTING DATA REQUIRED BY USDA/RD

                       INDEPENDENT AUDITORS' REPORT ON THE
                       SUPPORTING DATA REQUIRED BY USDA/RD



To the Partners
Ashland Investment Group
An Oregon Limited Partnership

     We have audited the financial statements of Ashland Investment Group, an Oregon Limited Partnership, as of and for the year ended December 31, 2002, and have issued our report thereon dated January 13, 2003. Our audit was made in accordance with auditing standards generally accepted in the United States of America and Government Auditing Standards issued by the Comptroller General of the United States and, accordingly, included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information provided on pages 15 through 24, including USDA/RD Form RD 1930-7, has been prepared in the format and following the instructions of the USDA/RD. Those instructions prescribe practices that differ in some respects from accounting principles generally accepted in the United States of America. Accordingly, the accompanying forms are not intended to present financial position or results of operations in conformity with accounting principles generally accepted in the United States of America. The information in USDA/RD Form RD 1930-7 has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in accordance with practices and instructions prescribed by USDA/RD.

     This report is intended solely for filing with regulatory agencies and the United States Department of Agriculture/Rural Development and is not intended to be and should not be used by anyone other than these specific parties.



                                       Tate, Propp, Beggs & Sugimoto
                                       An Accountancy Corporation


January 13, 2003
Sacramento, California

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                      SUPPLEMENTAL INFORMATION REQUIRED FOR
                      2002 ANNUAL REPORTS FOR 515 PROJECTS


                           Requirement                                                           Response
                           -----------                                                           --------

1.    Identity of interest.                                            See the audited financial statements of Ashland Investment
                                                                       Group, a California Limited Partnership, as of and for the
                                                                       year ended December 31, 2002, and the accompanying
                                                                       Note 8 - Related Party Transactions to the audited financial statements dated January 13, 2003.

2.    Funds paid to management firm in excess of the approved
      management fee.                                                  $0

3.    Incumbrance of project accounts.                                 None

4.    Project accounts.                                                Cash, account #12588-09174 maintained at Bank of America,
                                                                       2885 Bell Road, Auburn, CA 95603, with a balance of $20,421, non-interest bearing.

                                                                       Tenant security deposits, account #12582-02364 maintained at
                                                                       Bank of America, 2885 Bell Road, Auburn, CA 95603, with a
                                                                       balance of $9,250, non-interest bearing.

                                                                       Taxes and insurance reserve, account #12584-02240 maintained at Bank of America, 2885 Bell Road, Auburn, CA 95603, with a balance of $4,059, interest at 0.65% annually.

                                                                       USDA/RD reserve, Certificate of Deposit, account #01042683 maintained at Auburn Community Bank, 412 Auburn-Folsom Road,
                                                                       Auburn, CA 95603, with a balance of $65,000, interest at
                                                                       1.51% annually.

                                                                       USDA/RD reserve, account #3150963914 maintained at Union
                                                                       Bank of California, 974 Lincoln Way, Auburn, CA 95603, with a balance of $9,953, interest at 0.75% annually.

                                       21

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                      SUPPLEMENTAL INFORMATION REQUIRED FOR
                2002 ANNUAL REPORTS FOR 515 PROJECTS (CONTINUED)


                           Requirement                                                           Response
                           -----------                                                           --------
4.   Project accounts (continued).                                     USDA/RD reserve, account #9224116955  maintained at
                                                                       California Federal Bank, 2845 Bell Road, Auburn, CA 95603,
                                                                       with a balance of $26,714, interest at 1.094% annually.

                                                                       USDA/RD reserve account #190001776 maintained at Bank of
                                                                       Sacramento, 1750 Howe Avenue, Suite 100, Sacramento, CA
                                                                       95825, with a balance of $71,539, interest at 0.9% annually.

5.   Total cash paid to owners in 2002.                                $3,449 return on investment was paid to the owners in 2002.

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                      SUPPLEMENTAL INFORMATION REQUIRED FOR
                2002 ANNUAL REPORTS FOR 515 PROJECTS (CONTINUED)


                              Requirement/Response
                              --------------------

6.    USDA/RD reserve activity.

     The reserve account activity for the year ended December 31, 2002, is summarized below:

                                                                                              Actual              Required
                                                                                         -----------------    -----------------
     Required reserve balance, December 31, 2001                                                               $       99,950

     Actual reserve balance, December 31, 2001                                             $     165,087

     Required 2002 annual reserve deposit                                                                                   -

     Actual 2002 reserve account deposit                                                           8,000

     Less 2002 authorized withdrawals:
        09/13 Purchase lawn mower                                    $         1,239
                                                                     ----------------
     Total 2002 authorized withdrawals                                                            (1,239)              (1,239)
                                                                                                              -----------------
     Net interest earned                                                                           1,358
                                                                                         -----------------
     Required reserve balance, December 31, 2002                                                                       98,711

     Actual reserve balance, December 31, 2002                                             $     173,206              173,206
                                                                                         =================    -----------------
     Overfunded                                                                                                $       74,495
                                                                                                              =================

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                      SUPPLEMENTAL INFORMATION REQUIRED FOR
                2002 ANNUAL REPORTS FOR 515 PROJECTS (CONTINUED)


                              Requirement/Response
                              --------------------

7. Owners' return on investment.

     Total project operating income                                                                           $       172,072

     Less total project operating expenses                                                                           (123,818)
                                                                                                              -----------------

        Net project income                                                                                             48,254

     Less authorized capital improvements from USDA/RD reserve                                                         (1,239)

     Less debt service:
        Principal                                                                                                      (4,088)
        Interest                                                                                                      (31,581)

     Less required USDA/RD reserve contribution                                                                             -

     Add authorized USDA/RD reserve withdrawals                                                                         1,239
                                                                                                              -----------------

          Surplus cash - sub-total                                                                                     12,585

     Add approved deficit (from budget, Form RD 1930-7)                                                                 7,617
                                                                                                              -----------------

          Surplus cash                                                                                        $        20,202
                                                                                                              =================

     Budgeted return on investment                                                                            $         3,449
                                                                                                              =================

     Available for distribution in 2003                                                                                 3,449

     Ronald D. Bettencourt
        (CBM Management Group)                                                                                         (2,299)

     WNC Housing Tax Credit Fund II Limited Partnership                                                                (1,150)
                                                                                                              -----------------

                                                                                                              $
                                                                                                                            -
                                                                                                              =================

NDEPENDENT AUDITORS' REPORT ON COMPLIANCE AND ON INTERNAL CONTROL
 OVER FINANCIALREPORTING BASED ON AN AUDIT OF FINANCIAL STATEMENTS
    PERFORMED IN ACCORDANCE WITHGOVERNMENT AUDITING STANDARDS

INDEPENDENT AUDITORS' REPORT ON COMPLIANCE AND ON INTERNAL CONTROL
 OVER FINANCIAL REPORTING BASED ON AN AUDIT OF FINANCIAL STATEMENTS
   PERFORMED IN ACCORDANCE WITH GOVERNMENT AUDITING STANDARDS



To the Partners
Ashland Investment Group
An Oregon Limited Partnership

      We have audited the financial statements of Ashland Investment Group, an Oregon Limited Partnership, as of and for the year ended December 31, 2002, and have issued our report thereon dated January 13, 2003. We conducted our audit in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States.

Compliance
----------

      As part of obtaining reasonable assurance about whether Ashland Investment Group's financial statements are free of material misstatement, we performed tests of its compliance with certain provisions of laws, regulations, contracts and grants, noncompliance with which could have a direct and material effect on the determination of financial statement amounts. However, providing an opinion on compliance with those provisions was not an objective of our audit, and, accordingly, we do not express such an opinion. The results of our tests disclosed no instances of noncompliance that are required to be reported under Government Auditing Standards.

Internal Control Over Financial Reporting
-----------------------------------------

      In planning and performing our audit, we considered Ashland Investment Group's internal control over financial reporting in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and not to provide assurance on the internal control over financial reporting. Our consideration of the internal control over financial reporting would not necessarily disclose all matters in the internal control over financial reporting that might be material weaknesses. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We noted no matters involving the internal control over financial reporting and its operation that we consider to be material weaknesses.

      This report is intended solely for filing with regulatory agencies and the United States Department of Agriculture/Rural Development and is not intended to be and should not be used by anyone other than these specific parties.



                                       Tate, Propp, Beggs & Sugimoto
                                       An Accountancy Corporation


January 13, 2003
Sacramento, California